UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 7, 2006

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 800 Bethesda, MD 20817
(Address of Principal Executive Offices) (Zip Code)

10400 Fernwood Road, Suite 300 Bethesda, MD 20817
(Former Address of Principal Executive Offices)(Former Zip Code)

(240) 744-1150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

DiamondRock Hospitality Company had reported in a Form 8-K filed on December 21, 2005 (the “Original Form 8-K”) that it acquired the Orlando Airport Marriott Hotel (the “Hotel”).  Pursuant to the rules of the United States Securities Exchange Commission, we have 71 days after the date on which the Original Form 8-K was filed to amend such filing to include audited financial statements for the Hotel. This Form 8-K/A is being filed to provide our investors with such financial statements and pro forma financial information. No other change is effected by this Form 8-K/A.

ITEM 9.01.  Financial Statements and Exhibits.

          (a)  Financial Statements of Business Acquired.

Orlando Airport Marriott Hotel of the Teachers’ Retirement System of the State of Illinois for Which Stone-Levy, LLC is Investment Advisor

Report of Registered Public Accounting Firm
Balance Sheets as of September 30, 2005 (unaudited) and June 30, 2005 and 2004
Statements of Operations for the three months ended September 30, 2005 (unaudited) and 2004 (unaudited) and for the years ended June 30, 2005 and 2004
Statements of Changes in Owner’s Equity for the three months ended September 30, 2005 (unaudited) and for the years ended June 30, 2005 and 2004
Statements of Cash Flows for the three months ended September 30, 2005 (unaudited) and 2004 (unaudited) and for the years ended June 30, 2005 and 2004
Notes to Financial Statements

          (b)  Pro Forma Financial Information.

Unaudited Pro Forma Financial Information of DiamondRock Hospitality Company

Pro Forma Consolidated Balance Sheet as of September 9, 2005
Notes to Unaudited Pro Forma Consolidated Balance Sheet as of September 9, 2005
Pro Forma Consolidated Statement of Operations for the three fiscal quarters ended September 9, 2005
Notes to Pro Forma Consolidated Statement of Operations for the three fiscal quarters ended September 9, 2005
Pro Forma Consolidated Statement of Operations for the year ended December 31, 2004
Notes to Pro Forma Consolidated Statement of Operations for the three fiscal quarters ended September 9, 2005

          (d)  Exhibits

The following exhibit is filed as part of this Form 8-K/A

          23.1     Consent of Ernst & Young LLP

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: February 7, 2006	By:	/s/ Michael D. Schecter

Michael D. Schecter
General Counsel and Secretary

Report of Independent Registered Public Accounting Firm

The Board of Directors
DiamondRock Hospitality Company

We have audited the accompanying balance sheets of the Orlando Airport Marriott Hotel (the Property) of the Teachers’ Retirement System for the State of Illinois for which Stone-Levy, LLC (the Company) is the investment advisor as of June 30, 2005 and 2004, and the related statements of operations, owner’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Property’s or the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s or the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Orlando Airport Marriott Hotel of the Teachers’ Retirement System for the State of Illinois for which Stone-Levy, LLC is the investment advisor at June 30, 2005 and 2004, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Chicago, Illinois
November 11, 2005

Orlando Airport Marriott Hotel of the Teachers’
Retirement System of the State of Illinois for Which
Stone-Levy, LLC is Investment Advisor
Balance Sheets

		June 30
	September 30
	2005	2005	2004

	(Unaudited)
Assets
Real estate at cost:
Land	$4,079,448	$4,079,448	$4,079,448
Building and improvements	29,116,061	29,116,061	29,116,061
Furniture and equipment	25,297,236	25,226,187	24,921,069

	58,492,745	58,421,696	58,116,578
Accumulated depreciation	(34,771,510)	(34,246,091)	(32,001,546)

	23,721,235	24,175,605	26,115,032
Cash and cash equivalents	1,648,169	1,821,200	1,154,334
Restricted escrows	2,103,315	1,941,233	1,101,556
Accounts receivable and other assets	1,168,679	1,190,009	1,349,550

Total assets	$28,641,398	$29,128,047	$29,720,472

Liabilities and owner’s equity
Accounts payable and other	$1,988,310	$2,281,311	$1,809,117

Total liabilities	1,988,310	2,281,311	1,809,117
Owner’s equity	26,653,088	26,846,736	27,911,355

Total liabilities and owner’s equity	$28,641,398	$29,128,047	$29,720,472

See accompanying notes.

Orlando Airport Marriott Hotel of the Teachers’
Retirement System of the State of Illinois for Which
Stone-Levy, LLC is Investment Advisor
Statements of Operations

	Three Months Ended September 30		Years Ended June 30

	2005	2004	2005	2004

	(Unaudited)
Revenues:
Rooms	$3,003,005	$2,985,054	$14,380,813	$11,592,063
Food and beverage	1,320,166	1,245,530	7,683,274	6,234,389
Other	147,729	130,622	618,007	480,017

Total revenues	4,470,900	4,361,206	22,682,094	18,306,469
Expenses:
Rooms operating	782,958	802,731	3,446,636	3,092,527
Food and beverage operating	953,514	916,151	4,634,744	4,171,831
Other departmental operating	98,911	87,065	386,564	345,138
Property operating	480,053	433,545	1,742,109	1,706,061
General and administrative	366,134	393,060	1,696,016	1,652,117
Marketing	527,985	509,920	2,148,039	1,783,526
Franchise fees	239,628	235,710	1,169,807	948,304
Property management fees	86,092	71,680	438,584	315,475
Asset management fees	43,419	34,984	372,175	278,974
Depreciation and amortization	525,419	561,136	2,244,545	2,213,112
Real estate taxes	138,647	137,499	540,548	510,276
Other	102,282	214,097	524,240	534,255

Total expenses	4,345,042	4,397,578	19,344,007	17,551,596

Net income (loss)	$125,858	$(36,372)	$3,338,087	$754,873

See accompanying notes.

Orlando Airport Marriott Hotel of the Teachers’
Retirement System of the State of Illinois for Which
Stone-Levy, LLC is Investment Advisor
Statements of Changes in Owner’s Equity

Total Owner’s Equity

Balance at July 1, 2003	$29,155,476
Capital contributions from owner	277,206
Capital distributions to owner	(2,276,200)
Net income	754,873

Balance at June 30, 2004	27,911,355
Capital contributions from owner	375,794
Capital distributions to owner	(4,778,500)
Net income	3,338,087

Balance at June 30, 2005	26,846,736
Capital contributions from owner (unaudited)	66,494
Capital distributions to owner (unaudited)	(386,000)
Net income (unaudited)	125,858

Balance at September 30, 2005 (unaudited)	$26,653,088

See accompanying notes.

Orlando Airport Marriott Hotel of the Teachers’
Retirement System of the State of Illinois for Which
Stone-Levy, LLC is Investment Advisor
Statements of Cash Flows

	Three Months Ended September 30		Years Ended June 30

	2005	2004	2005	2004

	(Unaudited)
Operating activities
Net income (loss)	$125,858	$(36,372)	$3,338,087	$754,873
Adjustments to reconcile net income (loss)to net cash provided by operating activities:
Depreciation expense	525,419	561,136	2,244,545	2,213,112
Changes in operating assets and liabilities:
(Increase) decrease in restricted escrow	(162,092)	(158,617)	(839,667)	650,680
Decrease (increase) in accounts receivables and other assets	21,340	(64,288)	159,531	58,473
(Decrease) increase in accounts payable and other liabilities	(293,001)	66,180	472,194	(64,728)

Net cash provided by operating activities	217,524	368,039	5,374,690	3,612,410
Investing activities
Additions to real estate	(71,049)	(66,871)	(305,118)	(1,570,985)

Cash used in investing activities	(71,049)	(66,871)	(305,118)	(1,570,985)
Financing activities
Contributions from owner	66,494	70,113	375,794	277,206
Distributions to owner	(386,000)	(337,500)	(4,778,500)	(2,276,200)

Net cash used in financing activities	(319,506)	(267,387)	(4,402,706)	(1,998,994)

Net (decrease) increase in cash and cash equivalents	(173,031)	33,781	666,866	42,431
Cash and cash equivalents at beginning of period	1,821,200	1,154,334	1,154,334	1,111,903

Cash and cash equivalents at end of period	$1,648,169	$1,188,115	$1,821,200	$1,154,334

See accompanying notes.

Orlando Airport Marriott Hotel of the Teachers’ Retirement System
of the State of Illinois for Which Stone-Levy, LLC is the Investment Advisor
Notes to Financial Statements
June 30, 2005 and 2004

1. Organization

The Master Pension Trust of the Teachers’ Retirement System of the State of Illinois (TRSSI) was established by acts of state legislation and is managed by a Board of Trustees for the benefit of all certified Illinois public school employees outside the city of Chicago. These financial statements include the Orlando Airport Marriott Hotel (the Property), a 484-room hotel located one mile from the Orlando International Airport, a TRSSI investment, for which Stone-Levy, LLC (SL or the Company) is the investment advisor.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying audited financial statements of the Property as of June 30, 2005 and 2004 and for the years then ended are prepared in accordance with accounting principles generally accepted in the United States.

Interim Financial Information

The accompanying unaudited financial statements of the Property as of September 30, 2005 and  for the three-month periods ended September 30, 2005 and 2004, have been prepared pursuant to the Securities and Exchange Commission (SEC) rules and regulations. All amounts included in the notes to the financial statements referring to September 30, 2005, and for the three-month periods ended September 30, 2005 and 2004, are unaudited. The accompanying financial statements reflect, in the opinion of management, all adjustments considered necessary for a fair presentation of the interim financial statements. All such adjustments are of a normal and recurring nature.

Cash Equivalents

All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

Orlando Airport Marriott Hotel of the Teachers’ Retirement System
of the State of Illinois for Which Stone-Levy, LLC is the Investment Advisor
Notes to Financial Statements (continued)
June 30, 2005 and 2004

2. Summary of Significant Accounting Policies (continued)

Restricted Cash Escrows

The restricted cash escrows represent funds required by TRSSI to be restricted for future real estate improvements of the Property.

Fixed Assets

The hotel building and furniture and fixtures are stated at cost and are being depreciated on a straight-line basis, using estimated useful lives of 40 and 7 years, respectively.

Real estate is carried at depreciated cost. Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. Significant renovations and improvements, which improve and/or extend the useful life of the asset, are capitalized and depreciated over its estimated useful life. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, the Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets during the expected holding period are less than the carrying amounts of those assets. Impairment losses are measured as the difference between carrying value and fair value of assets. Fair value is based on estimated cash flows discounted at a risk-adjusted rate of interest.

Other Assets and Liabilities

Other assets and liabilities are stated at their estimated fair market values, which, in the opinion of SL, approximate their historical costs.

Orlando Airport Marriott Hotel of the Teachers’ Retirement System
of the State of Illinois for Which Stone-Levy, LLC is the Investment Advisor
Notes to Financial Statements (continued)
June 30, 2005 and 2004

2. Summary of Significant Accounting Policies (continued)

Revenue Recognition

Revenue is generally recognized as services are provided which primarily represent room rentals, food and beverage sales, and other ancillary services.

Income Taxes

No provisions for income taxes have been made in the accompanying financial statements as TRSSI is not subject to income taxes.

Use of Estimates

In preparation of financial statements in conformity with U.S. generally accepted accounting principles, management makes estimates and assumptions that affect the amounts reported in the financial statements during the reporting period. Actual results could differ from these estimates.

3. Management Fees

SL earned investment advisor fees based on a percentage of net operations, as defined, for the three months ended September 30, 2005 and 2004, and years ended June 30, 2005 and 2004. Total investment advisor fees earned were $43,419, $34,984, $372,175, and $278,974 for the three months ended September 30, 2005 and 2004, and years ended June 30, 2005 and 2004, respectively.

The Property is managed by Interstate Hotel Corporation (Interstate). The management agreement provides for management fees of 1% of gross revenue, as defined, plus incentive fees of 3% of house profits capped at 1% of gross revenue, as defined, and additional incentive fees of 10% of net cash flows, as defined. Management fees for the Property totaled $86,092, $71,680, $438,584, and $315,475 for the three months ended September 30, 2005 and 2004, and years ended June 30, 2005 and 2004, respectively.

Orlando Airport Marriott Hotel of the Teachers’ Retirement System
of the State of Illinois for Which Stone-Levy, LLC is the Investment Advisor
Notes to Financial Statements (continued)
June 30, 2005 and 2004

3. Management Fees (continued)

The agreement with Interstate also provided that Interstate, on behalf of TRSSI, must segregate cash for future expenditures to refurbish the properties and repair and replace operating equipment. The amount segregated is equal to 5% of the Marriott Airport’s gross revenue collected during the year, as defined. Interstate is to segregate the cash in an interest-bearing escrow account to be used for the purpose specified. Such escrows totaled $2,103,315, $1,941,223, and $1,101,556 at September 30, 2005, June 30, 2005, and June 30, 2004, respectively.

A franchise agreement with Marriott Corporation for the Property provides for the following franchise fees:

          6% of gross room sales, as defined
          3% of gross food and beverage sales, as defined
          0.8% of gross room sales, as defined, as a national advertising fee

Franchise fees of $239,628, $235,710, $1,169,807, and $948,304 for the three months ended September 30, 2005 and 2004, and years ended June 30, 2005 and 2004, respectively.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

          The Company’s historical financial information for the period from May 6, 2004 (inception) to December 31, 2004 has been derived from our audited historical financial statements. The Company’s historical financial information as of and for the period ended September 9, 2005 has been derived from our unaudited historical financial statements. The following unaudited pro forma financial information gives effect to the following:

•	The acquisitions of our initial seven hotels;

•

Our acquisitions of the Vail Marriott Mountain Resort & Spa, a portfolio of hotels consisting of the Marriott Los Angeles Airport, Marriott’s Frenchman’s Reef and Morning Star Beach Resort, Renaissance Worthington Hotel and Marriott Atlanta Alpharetta (the “Capital Hotel Investment Portfolio”), the SpringHill Suites Atlanta Buckhead, the Oak Brook Hills Marriott Resort and the Orlando Airport Marriott;

•

Our borrowings under (i) the $62.5 million mortgage debt on the Frenchman’s Reef & Morning Star Marriott Beach Resort, (ii) the $82.6 million mortgage debt on the Marriott Los Angeles Airport, (iii) the $57.4 million mortgage debt on the Renaissance Worthington Hotel and (iv) the $59 million mortgage debt on the Orlando Airport Marriott; and

•	$12.0 million of draws under our $75 million senior secured credit facility.

          The pro forma statements of operations for the period from January 1, 2005 to September 9, 2005 and the year ended December 31, 2004 exclude the acquisition of the SpringHill Suites Atlanta Buckhead since it was opened on July 1, 2005 and has no historical operating results. The accompanying pro forma financial information reflects the preliminary application of purchase accounting to the acquisitions of the Vail Marriott, the Capital Hotel Investment Portfolio, the Oak Brook Hills Marriott Resort and the Orlando Airport Marriott. The preliminary purchase accounting may be adjusted if any of the assumptions underlying the purchase accounting change. The unaudited pro forma consolidated statements of operations and other data for the period from January 1, 2005 to September 9, 2005 and the year ended December 31, 2004 are presented as if these transactions had occurred on the first day of the periods presented.

          The unaudited pro forma financial information and related notes are presented for informational purposes only and do not purport to represent what our results of operations would actually have been if the transactions had in fact occurred on the dates discussed above. They also do not project or forecast our results of operations for any future date or period.

          The unaudited pro forma financial information should be read together with our historical financial statements and related notes and with the information set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Prospectus Supplement to the DiamondRock Registration Statement on Form S-11/A (File No. 333-123809) filed on September 2, 2005. The pro forma adjustments are based on available information and upon assumptions that we believe are reasonable. However, we cannot assure you that actual results will not differ from the pro forma information and perhaps in material and adverse ways.

DIAMONDROCK HOSPITALITY COMPANY

Pro Forma Consolidated Balance Sheet
September 9, 2005

	Historical	A Orlando Airport Marriott	Pro Forma

ASSETS
Property and equipment, net	$793,783,234	$70,487,865	$864,271,099
Deferred financing costs, net	2,925,759	130,717	3,056,476
Restricted cash	33,035,939	—	33,035,939
Favorable lease asset	12,214,838	—	12,214,838
Due from hotel managers	34,543,143	1,091,393	35,634,536
Prepaids and other assets	4,464,554	—	4,464,554
Cash and cash equivalents	9,968,037	(4,709,975)	5,258,062

Total assets	$890,935,504	$67,000,000	$957,935,504

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Mortgage debt, at face amount	$358,181,035	$59,000,000	$417,181,035
Senior secured credit facility	5,000,000	7,000,000	12,000,000
Debt premium	2,832,142	—	2,832,142

Total debt	366,013,177	66,000,000	432,013,177

Deferred income related to key money	6,383,518	1,000,000	7,383,518
Unfavorable lease liability	5,426,955	—	5,426,955
Due to hotel managers	21,649,144	—	21,649,144
Dividends declared and unpaid	8,893,732	—	8,893,732
Accounts payable and accrued liabilities	12,270,323	—	12,270,323

Total other liabilities	54,623,672	1,000,000	55,623,672
Shareholders’ Equity:
Common stock	508,199	—	508,199
Additional paid-in capital	491,450,709	—	491,450,709
Accumulated deficit	(21,660,253)	—	(21,660,253)

Total shareholders’ equity	470,298,655	—	470,298,655

Total liabilities and shareholders’ equity	$890,935,504	$67,000,000	$957,935,504

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of September 9, 2005

          The accompanying unaudited Pro Forma Consolidated Balance Sheet as of September 9, 2005 is based on the Historical Consolidated Balance Sheet as of September 9, 2005, as adjusted to assume that the following occurred on September 9, 2005:

•	The acquisition of the Orlando Airport Marriott.

•	Proceeds from $59 million mortgage debt related to the Orlando Airport Marriott.

•	A $7 million draw on the Company’s $75 million senior secured credit facility.

          In the opinion of the Company’s management, all material adjustments to reflect the effects of the preceding transactions have been made. The accompanying unaudited Pro Forma Consolidated Balance Sheet as of September 9, 2005 is presented for illustrative purposes only and is not necessarily indicative of what the actual financial position would have been had the transactions described above occurred as of September 9, 2005 nor does it purport to represent the future financial position of the Company.

Notes and Management Assumptions:

A	Represents the adjustment to record the acquisition accounting and mortgage financing obtained by the Company in conjunction with the acquisition of the Orlando Airport Marriott as follows:

	•	Record property and equipment at fair value of $70,487,865

	•	Record due from hotel managers of $1,091,393

	•	Record deferred financing costs incurred of $130,717

	•	Record deferred income related to key money of $1,000,000

	•	Reduce cash paid for the acquisition of $4,709,975

	•	Record mortgage debt on the Orlando Airport Marriott of $59,000,000

	•	Record a $7,000,000 draw on the Company’s $75 million senior secured credit facility

DIAMONDROCK HOSPITALITY COMPANY

Pro Forma Consolidated Statement of Operations
For the Three Fiscal Quarters Ended September 9, 2005

		B	B	B	B	B	C	D	E	F
	Historical	Torrance	Vail Marriott	Capital Hotel Investment Portfolio	Oak Brook	Orlando Airport	Depreciation Adjustment	TRS Income Taxes	Interest Adjustment	Repaid Mortgage Debt Interest Expense	Pro Forma

REVENUES
Rooms	$85,509,567	$164,260	$8,598,220	$44,861,450	$4,979,713	$10,797,180	$—	$—	$—	$—	$154,910,390
Food and beverage	31,812,477	79,212	2,826,256	24,759,444	6,778,277	5,576,187	—	—	—	—	71,831,853
Other	7,949,454	6,092	1,314,107	4,535,714	1,951,152	500,638	—	—	—	—	16,257,157

Total revenues	125,271,498	249,564	12,738,583	74,156,608	13,709,142	16,874,005	—	—	—	—	242,999,400
OPERATING EXPENSES
Rooms.	21,439,976	41,899	1,688,374	10,003,296	1,428,403	2,544,745	—	—	—	—	37,146,693
Food and beverage	24,420,522	54,368	2,260,744	17,308,279	3,561,517	3,457,322	—	—	—	—	51,062,752
Management fees and other hotel expenses	53,527,985	90,156	4,252,765	25,446,651	6,510,083	5,888,218	—	—	—	—	95,715,858
Depreciation and amortization.	16,072,526	—	—	—	—	—	10,981,929	—	—	—	27,054,455
Corporate expenses	10,399,626	—	—	—	—	—	—	—	—	—	10,399,626

Total operating expenses	125,860,635	186,423	8,201,883	52,758,226	11,500,003	11,890,285	10,981,929	—	—	—	221,379,384

OPERATING (LOSS) PROFIT	(589,137)	63,141	4,536,700	21,398,382	2,209,139	4,983,720	(10,981,929)	—	—	—	21,620,016
OTHER EXPENSES (INCOME)
Interest income.	(1,215,028)	—	—	—	—	—	—	—	—	—	(1,215,028)
Interest expense	10,640,988	—	—	—	—	—	—	—	8,345,090	(2,286,027)	16,700,051

Total other expenses (income)	9,425,960	—	—	—	—	—	—	—	8,345,090	(2,286,027)	15,485,023
INCOME (LOSS) BEFORE INCOME TAX	(10,015,097)	63,141	4,536,700	21,398,382	2,209,139	4,983,720	(10,981,929)	—	(8,345,090)	2,286,027	6,134,993
Income tax benefit	(1,125,499)	—	—	—	—	—	—	303,925	—	—	(821,574)

NET INCOME (LOSS)	$(8,889,598)	$63,141	$4,536,700	$21,398,382	$2,209,139	$4,983,720	$(10,981,929)	$(303,925)	$(8,345,090)	$2,286,027	$6,956,567

									Calculation of Basic and Diluted EPS (G)
									Net Income		$6,956,567
									Weighted Average Number of Shares		51,941,472

									Basic and Diluted Earnings per Share		$0.13

Notes to Pro Forma Consolidated Statement of Operations
for the Three Fiscal Quarters Ended September 9, 2005

The accompanying unaudited Pro Forma Consolidated Statement of Operations for the three fiscal quarters ended September 9, 2005 is based on our Historical Consolidated Statement of Operations for the three fiscal quarters ended September 9, 2005, adjusted to assume that the following occurred on January 1, 2005:

•

Initial public offering of 29,785,764 shares of our common stock at the initial public offering price of $10.50 per share including the exercise of the underwriters’ over-allotment of 3,698,764 shares with approximately $288.6 million of net proceeds to us.

•	The acquisition of the following hotels for total consideration of:

Hotel

Torrance Marriott	$72,015,000
Vail Marriott	64,930,000
Capital Hotel Investment Portfolio	314,866,000
Oak Brook Hills Marriott Resort	65,747,000
Orlando Airport Marriott	71,604,000

Total	$589,162,000

•	Repayment of approximately $44 million of mortgage debt related to the Torrance Marriott and $20 million of mortgage debt relating to the Lodge at Sonoma, a Renaissance Resort & Spa.

•	Interest on the $62.5 million mortgage debt related to the Frenchman’s Reef & Morning Star Marriott Beach Resort.

•	Interest on the $82.6 million mortgage debt related to the Marriott Los Angeles Airport and $57.4 million mortgage debt on the Renaissance Worthington Hotel.

•	Interest on the $59 million mortgage debt on the Orlando Airport Marriott.

•	$12 million of draws on our $75 million senior secured credit facility.

•	We elected REIT status.

          In the opinion of our management, all material adjustments to reflect the effects of the preceding transactions have been made. The accompanying unaudited Pro Forma Consolidated Statement of Operations for the three fiscal quarters ended September 9, 2005 is presented for illustrative purposes only and is not necessarily indicative of what the actual results of operations would have been had the transactions described above occurred on January 1, 2005, nor does it purport to represent our future results of operations. The accompanying pro forma statement of operations for the period from January 1, 2005 to September 9, 2005 excludes the acquisition of the SpringHill Suites Atlanta Buckhead since it was opened on July 1, 2005 and has no historical operating results.

          Notes and Management Assumptions:

B	Represents the adjustment to record historical revenues and operating expenses associated with the 2005 acquisitions of the following hotels:

	•	Torrance Marriott

	•	Vail Marriott

	•	Capital Hotel Investment Portfolio

	•	Oak Brook Hills Marriott Resort

	•	Orlando Airport Marriott (based on the unaudited historical financial statements for the three quarters ended September 30, 2005)

C	Reflects the adjustment to include the depreciation and amortization resulting from the 2005 hotel acquisitions as follows:

Hotel

Torrance Marriott	$51,663
Vail Marriott	1,108,399
Capital Hotel Investment Portfolio	4,979,981
Oak Brook Hills Marriott Resort	1,934,359
Orlando Airport Marriott	2,907,527

Total	$10,981,929

D

Reflects the adjustment to our historical income tax provision to reflect the pro forma tax provision of our Taxable REIT Subsidiary assuming we had elected REIT status and the TRS leases were in place as of January 1, 2005. Our Taxable REIT Subsidiary’s pro forma pre-tax loss was $5.4 million for the three fiscal quarters ended September 9, 2005. The pro forma income tax provision was calculated using our Taxable REIT Subsidiary’s historical effective income tax rate. The pro forma income tax provision includes the $1.4 million income tax charge as a result of our REIT election in 2005 that is reflected in the historical financial statements.

E

Reflects the adjustment to include interest expense incurred for mortgage debt relating to the Capital Hotel Investment Portfolio, the Frenchman’s Reef & Morning Star Marriott Beach Resort, and the Orlando Airport Marriott and $12 million of draws under the $75 million senior secured credit facility.

F

Reflects the adjustment to reduce interest expense by $1,594,190 for interest and deferred financing cost amortization of the mortgage debt related to the Torrance Marriott and by $691,837 for interest and deferred financing cost amortization of the mortgage debt related to the Lodge at Sonoma, a Renaissance Resort & Spa, all of which were repaid with the proceeds of our initial public offering.

G	The shares used in the basic and diluted earning per share calculation include the following:

Common shares outstanding at September 9, 2005	50,819,864
Unvested restricted shares held by management and employees	738,000
IPO share grants held by corporate officers	383,608

Total basic and diluted	51,941,472

DIAMONDROCK HOSPITALITY COMPANY

Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2004

		H	H	H	H	H	H	H	H
	Historical	Sonoma	Griffin Gate	Courtyard Midtown East	Bethesda Suites	Torrance	Salt Lake City	Courtyard Fifth Avenue	Vail Marriott

REVENUES
Rooms	$5,137,370	$7,002,446	$10,995,570	$17,051,490	$11,055,446	$13,678,423	$14,151,990	$8,412,355	$14,417,906
Food and beverage	1,507,960	3,921,515	9,264,203	669,226	3,576,812	6,142,449	5,650,249	—	5,236,147
Other	428,534	1,473,537	2,027,388	242,799	318,588	743,153	1,559,659	340,167	1,701,595

Total revenues	7,073,864	12,397,498	22,287,161	17,963,515	14,950,846	20,564,025	21,361,898	8,752,522	21,355,648
OPERATING EXPENSES
Rooms.	1,455,380	1,764,656	2,519,911	4,419,874	2,634,710	3,410,247	3,503,969	2,968,908	3,646,912
Food and beverage	1,266,827	3,005,615	6,279,240	632,860	3,015,225	4,611,542	3,953,922	—	4,345,144
Management fees and other hotel expenses.	3,444,683	5,410,693	8,001,819	6,749,526	11,007,168	7,998,376	9,136,926	4,537,577	8,142,622
Depreciation and amortization.	1,053,283	—	—	—	—	—	—	—	—
Corporate expenses	4,114,165	—	—	—	—	—	—	—	—

Total operating expenses	11,334,338	10,180,964	16,800,970	11,802,260	16,657,103	16,020,165	16,594,817	7,506,485	16,134,678

OPERATING PROFIT	(4,260,474)	2,216,534	5,486,191	6,161,255	(1,706,257)	4,543,860	4,767,081	1,246,037	5,220,970
OTHER EXPENSES (INCOME)
Interest income.	(1,333,837)	—	—	—	—	—	—	—	—
Interest expense	773,101	—	—	—	—	—	—	—	—

Total other expenses (income)	(560,736)	—	—	—	—	—	—	—	—
INCOME (LOSS) BEFORE INCOME TAXES	(3,699,738)	2,216,534	5,486,191	6,161,255	(1,706,257)	4,543,860	4,767,081	1,246,037	5,220,970
Income tax benefit	(1,582,113)	—	—	—	—	—	—	—	—

NET INCOME (LOSS)	$(2,117,625)	$2,216,534	$5,486,191	$6,161,255	$(1,706,257)	$4,543,860	$4,767,081	$1,246,037	$5,220,970

DIAMONDROCK HOSPITALITY COMPANY

Pro Forma Consolidated Statement of Operations—(Continued)
For the Year Ended December 31, 2004

	H	H	H	I	J	K	L	M
	Capital Hotel Investment Portfolio	Oak Brook	Orlando Airport	Depreciation Adjustment	Corporate Expenses	TRS Income Taxes	Debt Interest Expense	Repaid Mortgage Debt Interest Expense	Pro Forma

REVENUES
Rooms	$79,884,085	$8,422,313	$13,119,260	$—	$—	$—	$—	$—	$203,328,654
Food and beverage	46,645,976	8,842,548	7,036,178	—	—	—	—	—	98,493,263
Other	8,608,180	6,128,322	546,041	—	—	—	—	—	24,117,963

Total revenues	135,138,241	23,393,183	20,701,479	—	—	—	—	—	325,939,880
OPERATING EXPENSES
Rooms.	19,213,727	2,304,240	3,278,179	—	—	—	—	—	51,120,713
Food and beverage	34,560,051	6,316,540	4,348,923	—	—	—	—	—	72,335,889
Management fees and other hotel expenses.	51,601,134	11,100,244	7,372,289	—	—	—	—	—	134,503,057
Depreciation and amortization.	—	—	—	37,157,807	—	—	—	—	38,211,090
Corporate expenses	—	—	—	—	4,270,292	—	—	—	8,384,457

Total operating expenses	105,374,912	19,721,024	14,999,391	37,157,807	4,270,292	—	—	—	304,555,206

OPERATING PROFIT	29,763,329	3,672,159	5,702,088	(37,157,807)	(4,270,292)	—	—	—	21,384,674
OTHER EXPENSES (INCOME)
Interest income.	—	—	—	—	—	—	—	—	(1,333,837)
Interest expense	—	—	—	—	—	—	27,382,839	(3,772,887)	24,383,053

Total other expenses (income)	—	—	—	—	—	—	27,382,839	(3,772,887)	23,049,216
INCOME (LOSS) BEFORE INCOME TAXES	29,763,329	3,672,159	5,702,088	(37,157,807)	(4,270,292)	—	(27,382,839)	3,772,887	(1,664,542)
Income tax benefit	—	—	—	—	—	(6,223,551)	—	—	(7,805,664)

NET INCOME (LOSS)	$29,763,329	$3,672,159	$5,702,088	$(37,157,807)	$(4,270,292)	$6,223,551	$(27,382,839)	$3,772,887	$6,141,122

							Calculation of Basic and Diluted EPS (N)
							Net Income		$6,141,122
							Weighted Average Number of Shares		51,941,472

							Basic and Diluted Earnings per Share		$0.12

Notes to Unaudited Pro Forma Consolidated Statement of Operations
For The Year Ended December 31, 2004

          The accompanying unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2004 is based on our Historical Consolidated Statement of Operations for the period from May 6, 2004 (inception) to December 31, 2004, adjusted to assume that the following occurred on January 1, 2004:

•	The July 2004 private placement of 21,000,000 shares of common stock with approximately $196.3 million of net proceeds to us.

•

Initial public offering of 29,785,764 shares of our common stock at the initial public offering price of $10.50 per share including the exercise of the underwriters’ over-allotment of 3,698,764 shares with approximately $288.6 million of net proceeds to us.

•	The acquisition of the following hotels for total consideration of:

Hotel

The Lodge at Sonoma, a Renaissance Resort & Spa	$32,345,000
Courtyard Midtown Manhattan East	78,857,000
Marriott Bethesda Suites	41,892,000
Salt Lake City Marriott Downtown	53,345,000
Courtyard Manhattan Fifth Avenue	39,740,000
Marriott Griffin Gate Resort	49,842,000
Torrance Marriott	72,015,000
Vail Marriott	64,930,000
Capital Hotel Investment Portfolio	314,866,000
Oak Brook Hills Marriott Resort	65,747,000
Orlando Airport Marriott	71,604,000

Total	$885,183,000

	•	Repayment of approximately $44 million of mortgage debt related to the Torrance Marriott and $20 million of mortgage debt related to the Lodge at Sonoma, a Renaissance Resort & Spa.

	•	Interest on the $62.5 million mortgage debt related to the Frenchman’s Reef & Morning Star Marriott Beach Resort.

	•	Interest on the $82.6 million mortgage debt related to the Marriott Los Angeles Airport and $57.4 million mortgage debt on the Renaissance Worthington Hotel.

	•	Interest on the $59 million mortgage debt on the Orlando Airport Marriott.

	•	$12 million of draws on our $75 million senior secured credit facility.

	•	We elected REIT status.

•

The accompanying unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2004 includes our budgeted corporate expenses of $13.1 million with the exception of the $3.7 million income statement charge related to the deferred share grants that were awarded to the executive officers at the completion of our initial public offering due to the one time impact of these awards and $0.3 million of other budgeted corporate expenses that do not meet the pro forma criteria under Article 11 of Regulation S-X.

          In the opinion of our management, all material adjustments to reflect the effects of the preceding transactions have been made. The accompanying unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2004 is presented for illustrative purposes only and is not necessarily indicative of what the actual results of operations would have been had the transactions described above occurred on January 1, 2004, nor does it purport to represent the future results of our operations. The accompanying pro forma statement of operations for the year ended December 31, 2004 excludes the Spring Hill Atlanta Buckhead because it was opened on July 1, 2005 and had no historical operating results.

          Notes and Management Assumptions:

H	Represents the adjustment to record historical revenues and operating expenses associated with the 2004 and 2005 acquisitions of the following hotels:

	•	The Lodge at Sonoma, a Renaissance Resort and Spa

	•	Marriott Griffin Gate Resort

	•	Courtyard Midtown / Manhattan East

	•	Bethesda Marriott Suites

	•	Torrance Marriott

	•	Marriott Salt Lake City Downtown

	•	Courtyard Manhattan / Fifth Avenue

	•	Vail Marriott

	•	Capital Hotel Investment Portfolio

	•	Oak Brook Hills Marriott Resort

	•	Orlando Airport Marriott (based on the unaudited historical financial statements for the year ended December 31, 2004)

I	Reflects the adjustment to include the depreciation and amortization resulting from the 2004 and 2005 acquisitions as follows:

Hotel

The Lodge at Sonoma, a Renaissance Resort & Spa	$1,454,218
Courtyard Midtown / Manhattan East	2,478,511
Bethesda Marriott Suites	2,198,006
Salt Lake City Marriott Downtown	2,302,107
Courtyard Manhattan / Fifth Avenue	1,790,038
Marriott Griffin Gate Resort	1,740,698
Torrance Marriott	4,696,600
Vail Marriott	2,311,573
Capital Hotel Investment Portfolio	10,446,783
Oak Brook Hills Marriott Resort	3,378,202
Orlando Airport Marriott	4,361,071

Total	$37,157,807

J

Reflects the adjustment to include the budgeted corporate expenses with the exception of the impact of share grants that were awarded to the executive officers at the completion of our initial public offering due to the one time impact of these awards and certain budgeted corporate expenses that do not meet the pro forma criteria under Article 11 of Regulation S-X. The pro forma corporate expenses consist of $3,693,000 of employee payroll, bonus and other compensation, $2,440,000 of restricted stock expense, $753,000 of professional fees, $378,000 of directors’ fees, $367,000 of office and equipment rent, $313,000 of insurance costs, $251,000 of shareholder fees and $190,000 of other corporate expenses.

K

Reflects the adjustment to our historical income tax benefit to reflect the pro forma tax benefit of our Taxable REIT Subsidiary assuming we had elected REIT status and the TRS leases were in place as of January 1, 2004. The pro forma income tax benefit consists of the pro forma income tax benefit of Bloodstone TRS, Inc. for the fiscal year ended December 31, 2004 calculated based on the actual 2004 operating results of following:

	•	The initial hotel portfolio

	•	The acquisition of the Capital Hotel Investment Portfolio

	•	The acquisition of the Vail Marriott Mountain Resort & Spa

	•	The acquisition of the Oak Brook Hills Marriott Resort

	•	The acquisition of the Orlando Airport Marriott

The income tax benefit resulted from the application of our TRS historical effective income tax rate to Bloodstone TRS, Inc.’s $18.3 million pro forma pre-tax loss for the fiscal year ended December 31, 2004. The pro forma pre-tax loss of Bloodstone TRS, Inc. was calculated by applying the actual individual hotel TRS lease terms to actual fiscal year 2004 operating results of the initial seven hotels, the Capital Hotel Investment Portfolio, the Vail Marriott Mountain Resort & Spa and the Oak Brook Hills Marriott Resort. Our TRS leases are required to be “market” leases as if entered between unrelated third parties. The TRS lease rental terms are established based on anticipated, rather than historical, future operating performance of the hotels. We believe that the TRS leases will provide the TRS adequate cash flow to sustain future operations.

In addition, the pro forma income tax benefit includes the impact of a $178,799 pro forma income tax provision related to USVI income taxes relating to the income of the Frenchman’s Reef & Morning Star Marriott Beach Resort.

We concluded that it is more likely than not that the pro forma deferred tax asset will be realizable based on Bloodstone TRS, Inc. projected future earnings. Accordingly, no valuation allowance has been applied in determining the pro forma income tax benefit for 2004.

L

Reflects the adjustment to reflect interest expense incurred for mortgage debt related to the initial seven hotels, the Capital Hotel Investment Portfolio, the Frenchman’s Reef & Morning Star Marriott Beach Resort, and the Orlando Airport Marriott and $12 million of draws under the $75 million senior secured credit facility. The debt relating to the acquisition of the Bethesda Marriott Suites was assumed at above market terms. We recorded a debt premium to adjust this debt to market terms at the acquisition date. The amortization of the debt premium reduces interest expense.

M

Reflects the adjustment to reduce interest expense for $2,659,336 of interest and deferred financing cost amortization of the mortgage debt related to the Torrance Marriott and $1,113,551 of interest and deferred financing costs amortization of the mortgage debt related to the Lodge at Sonoma, a Renaissance Resort & Spa, all of which was repaid with the proceeds of the offering.

N	The shares used in the basic and diluted earning per share calculation include the following:

Common shares outstanding at September 9, 2005	50,819,864
Unvested restricted shares held by management and employees	738,000
IPO share grants held by corporate officers	383,608
Total basic and diluted	51,941,472